UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                            P&O PRINCESS CRUISES PLC
                       Name to be changed to CARNIVAL PLC
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            England and Wales                                None
--------------------------------------------------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

P&O Princess Cruises plc
77 New Oxford Street
London, England WC1A 1PP
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)
Securities to be registered pursuant to
      Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered

Special Voting Share,(pound)1.00 par value      New York Stock Exchange, Inc.(1)
--------------------------------------------------------------------------------

Trust Shares of beneficial interest in          NYSE (derivatively through the
the P&O Princess Special Voting Trust           Special Voting Share)
--------------------------------------------------------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form
relates:   333-102442
           ----------

Securities to be registered pursuant to Section 12(g) of the Act.

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

----------
1 The Special Voting Share will be admitted for listing on the NYSE for technical purposes. The Special Voting Share will trade by means of the Trust Shares of beneficial interest in the P&O Princess Special Voting Trust.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A complete description of the Special Voting Share, (pound)1.00 par value, and the Trust Shares of beneficial interest in the P&O Princess Special Voting Trust that are to be registered hereunder is contained under the heading "THE DLC TRANSACTION" under the captions "The DLC Structure", "Special Voting Entities; Special Voting Shares" and "Trust Shares of Beneficial Interest" in the Prospectus forming part of the Registration Statement on Forms S-4/F-4 (No. 333-102442) of P&O Princess Cruises plc (the "Company") and Carnival Corporation, filed with the Securities and Exchange Commission (the "Commission") on January 10, 2003, and as amended by Amendment No. 1 on February 25, 2003 and by Amendment No. 2 on March 14, 2003 (as so amended, the "S-4/F-4 Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference.

ITEM 2.   EXHIBITS

         The following exhibits to this Registration Statement are annexed to the S-4/F-4 Registration Statement , and are hereby incorporated by reference.


EXHIBIT NUMBER    EXHIBIT

       1. Offer and Implementation Agreement between Carnival Corporation and P&O Princess Cruises plc, dated January 8, 2003 (incorporated by reference to Annex A-1 of Amendment No. 2 of the Registration Statement).
       2. Form of Equalization and Governance Agreement between Carnival Corporation and P&O Princess Cruises plc (incorporated by reference to Annex A-2 of Amendment No. 2 of the Registration Statement).
       3. Form of SVE Special Voting Deed among Carnival Corporation, [Carnival SVC] Limited, P&O Princess Cruises plc, [P&O Princess Trustee] and [Carnival SVC Owner] (incorporated by reference to Annex A-3 of Amendment No. 2 of the Registration Statement).
       4. Form of Amended Memorandum of Association of P&O Princess Cruises plc (incorporated by reference to Annex A-6 of Amendment No. 1 of the Registration Statement).
       5. Form of Amended Articles of Association of P&O Princess Cruises plc (incorporated by reference to Annex A-7 of Amendment No. 1 of the Registration Statement).
       6. Form of Pairing Agreement between Carnival Corporation, [P&O Princess Trustee] and [Transfer Agent] (incorporated by reference to Annex B of Amendment No. 2 of the Registration Statement).
       7. Form of Voting Trust Deed between Carnival Corporation and [Trustee] (incorporated by reference to Annex C of Amendment No. 2 of the Registration Statement).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                P&O Princess Cruises plc



Date: April 11, 2003                            By: /s/ Nick Luff
      --------------                            --------------------------------
                                                Name:  Nick Luff
                                                Title: Chief Financial Officer